                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and elsewhere herein and to the use of our report dated June 11, 1993, in Post Effective Amendment No. 10 to the Registration Statement (Form S-1, No. 33-79484) and the related Prospectus of Crown Casino Corporation (formerly Skylink America Incorporated) for the registration of 10,121,869 shares of its common stock.

Our audits also included the financial statement schedules of Crown Casino Corporation (formerly Skylink America Incorporated) listed in Item 16(d) of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                                 /s/Ernst & Young LLP

                                 ERNST & YOUNG LLP

Dallas, Texas
February 20, 1996